                                                                  Exhibit 10.107

                                                                  EXECUTION COPY

         REIMBURSEMENT AGREEMENT I (this "AGREEMENT") dated as of December 15, 1999 entered into between Bayerische Landesbank International S.A., a banking institution organized under the laws of Luxembourg (the "BANK") and Midwest Generation, LLC ("MIDWEST").

         WHEREAS, the Collins Trust I (the "OWNER LESSOR") and Collins Holdings EME, LLC ("COLLINS HOLDINGS") are party to the Facility Lease Agreement (as the same may be amended, supplemented or otherwise modified from time to time, the "FACILITY LEASE") dated as of December 15, 1999;

         WHEREAS, Collins Holdings and Midwest are party to the Facility Sublease Agreement (as the same may be amended, supplemented or otherwise modified from time to time, the "FACILITY SUBLEASE") dated as of December 15, 1999;

         WHEREAS, the Owner Lessor wishes to obtain additional credit enhancement from Midwest in order to support the obligations of Midwest to Collins Holdings under the Facility Sublease and, concomitantly, the obligations of Collins Holdings to the Owner Lessor under the Facility Lease;

         In consideration of the issuance by the Bank on the Closing Date of an irrevocable standby letter of credit in the form attached hereto as Exhibit A (including any substitutions or replacements thereof in accordance with this Agreement, as the same may be amended, supplemented or otherwise modified from time to time, the "LETTER OF CREDIT"), in the amount of U.S.$3,870,000.00 and in favor of the Beneficiary referred to therein (the "BENEFICIARY"), Midwest and the Bank hereby agree as follows:

1. DEFINITIONS. Capitalized terms used in this Agreement, including the foregoing Recitals, and not otherwise defined herein shall have the respective meanings specified in Annex A hereto.

2. PAYMENTS: Midwest agrees to reimburse the Bank on demand, in immediately available funds by transferring such amounts to First Union National Bank (Swift ID: PNBPU S3NNYC), Account No.: 200019 3574483 in favor of Bayerische Landesbank International S.A. Luxembourg (SWIFT ID BYLAULL), for each payment made by the Bank pursuant to a drawing in accordance with the terms and conditions of the Letter of Credit together with interest on such amount in accordance with Section 5 hereof (the "REIMBURSEMENT OBLIGATIONS") until payment in full hereunder. Each payment by Midwest to the Bank shall be made in lawful currency of the United States, shall be directed to the attention of Patricia Sanchez, and shall be identified by the number assigned to the Letter of Credit by the Bank.

3. CANCELLATION: The Letter of Credit may be canceled in accordance with the terms and conditions of the Letter of Credit.

4. FEES: Midwest will pay the Bank a per annum fee equal to 0.30% of the daily average of the amount available for drawing under each Letter of Credit, calculated on the basis of a 365 or 366 day year, in each case for the actual number of days occurring in the period for which such fee is payable, payable in United States currency at the location designated herein, quarterly in arrears on the sixth day of each January, April, July and October (but if such day is not a Business Day, on the next succeeding Business Day), (each, a "QUARTERLY PAYMENT DATE") and on the expiration or termination date of such Letter of Credit. For each amendment to any Letter of Credit, Midwest will immediately pay the Bank a charge of $200 in connection therewith. Midwest agrees to pay all fees and charges which are due pursuant to the terms of this Agreement by transferring such amounts to First Union Bank International, New York, FED ABA No. 026.00509.2, Account No. 2000 19353009 0 in favor of Bayerische Landesbank International S.A. Luxembourg.

5. INTEREST ON PAYMENTS: The Reimbursement Obligations shall accrue interest at the Alternate Base Rate plus the Applicable Margin PLUS 2% per annum until the Reimbursement Obligations have been paid in full; PROVIDED that, upon the occurrence and during the continuance of any Maturity Event, Midwest shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on the Reimbursement Obligations at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin plus 5% per annum until such Maturity Event is cured; PROVIDED FURTHER that, in addition to the interest then payable on amounts paid under the Letter of Credit pursuant to this Section 5, if after each three month period following the occurrence of the Maturity Event such Maturity Event shall not have been cured, Midwest shall pay, but only to the extent permitted by law, interest on the Reimbursement Obligations at an additional 1% per annum until such Maturity Event is cured. Interest will be calculated based on the actual days outstanding and a 365 or, if appropriate, 366 day year. Actual days outstanding means the period from and including the day of payment by the Bank to and excluding the day of the Bank's receipt of funds from Midwest. Interest under this Section 5 shall be paid on demand (or, if no demand is made, on each Quarterly Payment Date) and on the date that the Reimbursement Obligations are paid in full.

6. INDEMNITY: Midwest will absolutely, irrevocably and, except as otherwise provided herein, unconditionally indemnify and hold the Bank harmless against all loss, cost or expense suffered or incurred by the Bank howsoever arising from or in connection with the Letter of Credit, EXCEPT for any loss, cost or expense suffered or incurred as a result of the gross negligence or willful misconduct of the Bank. Neither the Bank nor any of the Bank's correspondents or agents shall be responsible for any of the following contingencies, including, but not limited to: (a) any acts or omissions of the Beneficiary; (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of documents specified in the Letter of Credit, even if it should in fact be proven to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged, provided that all the documents appear on their face to be in accordance with the terms and conditions of the Letter of Credit; (c) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they may be indecipherable or errors in translation or errors in interpretation of technical terms; (d) any loss or delay in the transmission or otherwise of any such document or draft; (e) consequences of compliance with applicable laws, orders, regulations, or directives in effect in places of negotiation or payment of the Letter of Credit; or (f) without limiting the foregoing, any consequences arising from causes beyond the Bank's control or any act or omission by the Bank or any of its correspondents, except to the extent that the occurrence of any of the contingencies specified in subparagraphs (a) through (f) above is attributable to the gross negligence or willful misconduct of the Bank or any of its correspondents. The occurrence of any one or more of the above contingencies shall not affect or impair the Bank's rights and powers hereunder or the obligations of Midwest to the Bank of payment, indemnity or reimbursement hereunder. If payment is not made within 5 Business Days of the date demanded, interest will be charged based on the calculation in Section 5.

         This Section 6 shall survive any payment of the Bank's obligations and liabilities hereunder and any termination of this Agreement.

7. CHANGE IN CIRCUMSTANCES: If the Bank determines that any change in any law, regulation, guideline or order or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against the Letter of Credit or require the inclusion of the Letter of Credit in calculations related to the Bank's capitalization or (ii) impose any other condition regarding this Agreement or the Letter of Credit, including, without limitation, any requirement that the Bank pay assessments for deposit insurance with respect to the Letter of Credit, and the result of any event referred to in clause (i) or (ii) above shall be to increase the cost to the Bank of issuing or maintaining the Letter of Credit or the reimbursement obligations of Midwest or to reduce the amounts receivable by the Bank upon such reimbursement, then, upon demand by the Bank, Midwest shall promptly pay to the Bank from time to time as specified by the Bank additional amounts which shall be sufficient to compensate the Bank for such increased cost or reduced receivables. A certificate as to such amounts submitted by the Bank to Midwest, stating in reasonable detail the basis of computation, shall be presumptive evidence of additional amounts payable under this
         Section 7. Midwest acknowledges that there may be various methods of allocating to the Letter of Credit reserve, assessment, capitalization or similar costs referred to above and agrees that the allocation of the Bank, for purposes of determining such costs, shall be conclusive and binding upon Midwest, provided that such allocations are made in good faith by a reasonable method and are absent manifest error. If payment is not made within 5 Business Days of the date demanded, interest will be charged based on the calculation in Section 5.

8. LIABILITY OF THE BANK: The Bank shall not be responsible for verifying the existence of any act, condition or statement made by the Beneficiary in relation to any drawing or presentment under the Letter of Credit, for the validity or genuineness of certificates or other documents delivered under or in connection with the Letter of Credit, even if such certificates or other documents should in fact prove to be invalid, fraudulent or forged, for any breach of contract between the Beneficiary and Midwest, or for any other consequences beyond the Bank's control, so long as the Bank acts in good faith and in accordance with applicable law and customary banking procedures. The Bank may accept certificates or other documents that appear on their face to be in order without responsibility for further investigation, regardless of any notice or information to the contrary, unless otherwise ordered by a court of competent jurisdiction. In furtherance of and not in limitation of the foregoing, Midwest agrees that any action, inaction or omission taken or suffered by the Bank in good faith and in accordance with applicable law and customary banking procedures in connection with any Letter of Credit or related drafts shall be binding on Midwest and shall not result in any liability of the Bank to Midwest.

9. OBLIGATION ABSOLUTE: Midwest's obligation to make each payment under this Agreement shall be absolute and unconditional and shall not be subject to any defense or be affected by any right of setoff, counterclaim or recoupment which Midwest may now or hereafter have against the Beneficiary, the Bank or any other person for any reason whatsoever.

10. CONDITIONS PRECEDENT: This Agreement shall become effective upon the satisfaction of each of the conditions precedent set forth below:

         (a) Midwest agrees to deliver to the Bank, a certificate of its Secretary or an Assistant Secretary as to resolutions of its Board of Directors authorizing Midwest to enter into and perform this Agreement and the names and signatures of the officers or other officials of Midwest who are authorized to sign this Agreement, together with certified copies of Midwest's organizational documents and an opinion of counsel to Midwest in form and substance satisfactory to the Bank.

         (b) The Participation Agreement shall have been duly authorized, executed and delivered by the parties thereto.

         (c) Each of the conditions precedent contained in Section 4 of the Participation Agreement shall have been satisfied in the opinion of the Bank or waived by the Bank.

         (d) The Bank shall have received any other certificates, documents or information regarding Midwest as the Bank may reasonably request.

11. RIGHT OF SETOFF: At any time when any Reimbursement Obligation has not been paid (after demand for payment has been made), the Bank is hereby authorized at any time and from time to time, without notice to Midwest (any such notice being expressly waived by Midwest) to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of Midwest against any and all of the obligations of Midwest now or thereafter existing under this Agreement, irrespective of whether or not the Bank shall have made any demand under this Agreement and although such obligations may be contingent and unmatured. The Bank agrees promptly to notify Midwest after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Bank under this Section 11 are in addition to other rights and remedies which the Bank may have including, without limitation, other rights of setoff.

12. NOTICES: Notices and demands under this Agreement shall be in writing and will be sufficient if delivered by hand, by United States registered or certified mail or personal delivery by overnight mail or courier service or by facsimile receipt of which is confirmed by telephone. Notices and demands shall be effective when received and shall be addressed if to Midwest to:

                                    One Financial Place
                                    440 South LaSalle Street, Suite 3500
                                    Chicago, IL  60605
                                    Attn:  Georgia R. Nelson
                                    Fax No.: (312) 583-6111

         if to the Bank to:         Bayerische Landesbank International S.A.
                                    Corporate Finance Department
                                    3, Rue Jean Monnet
                                    L-2180 Luxembourg
                                    Attn.:   Nadja Bamberg/Serge Dollendorf
                                    Fax No.:  (00352) 42434-3399

13. NO WAIVERS, REMEDIES: This Agreement may not be amended, waived or modified except in writing duly signed by the Bank and Midwest. The Bank may elect in its sole discretion not to renew the Letter of Credit for additional periods. This Agreement and the terms, covenants and conditions hereof shall be binding upon and inure to the benefit of the Bank and Midwest and their respective successors. No failure on the Bank's part to exercise, and no delay on the Bank's part in exercising, any rights, powers or remedies hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such rights, powers or remedies by the Bank preclude any other or further exercising thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and not exclusive of any other remedies provided by law.

14. SEVERABILITY: Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent required by law without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

15.      JURISDICTION/WAIVER OF JURY TRIAL:

         (a) Any legal action or proceeding against Midwest or the Bank with respect to this Agreement, the Letter of Credit or any of the agreements, documents or instruments delivered in connection herewith or therewith may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York as the party commencing such action or proceeding may elect. By execution and delivery hereof, each party accepts and consents to, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Nothing herein shall limit the right of Midwest or the Bank to bring proceedings against the other party in the courts of any other jurisdiction.

         (b) Midwest and the Bank knowingly, voluntarily and intentionally waive any and all rights Midwest or the Bank, as the case may be, may have to a trial by jury in respect of any litigation based on, or arising out of, under or in connection with, this Agreement, the Letter of Credit or any other documents and instruments executed in connection herewith.

16. CONSTRUCTION AND INTERPRETATION: This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce, Paris, France, Publication No. 500 (and any successor publication).

17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered on the date set forth above by the undersigned thereunto authorized.

                                            BAYERISCHE LANDESBANK
                                            INTERNATIONAL S.A.


                                            By:   /s/ H. PETER RADERMACHER
                                                --------------------------------
                                                 Name: H. Peter Radermacher
                                                 Title: Directeur - Adjoint


                                            By:  /s/ PETER LANG
                                                --------------------------------
                                                 Name: Peter Lang
                                                 Title: Mandataire Commercial


                                            MIDWEST GENERATION, LLC,


                                            By:  /s/ JOHN P. FINNERAN, JR.
                                                --------------------------------
                                                 Name: John P. Finneran, Jr.
                                                 Title: Vice President

                                                                         ANNEX A
                                                      TO REIMBURSEMENT AGREEMENT

                                    ARTICLE 1

                                   DEFINITIONS

         Section 1.1 DEFINED TERMS. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "AGREEMENT" means, on any date, this Agreement together with all Annexes, Appendices and Exhibits as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

         "ALTERNATE BASE RATE" means, on any date, a fluctuating rate of interest per annum equal to the higher of:

                  (a) the rate of interest in effect for such day as publicly announced from time to time by the Citibank, N.A. at its principal office in New York, New York, as its "base rate." The "base rate" is a rate set by the Citibank, N.A. based upon various factors including the Bank's cost and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate; or

                  (b) the Federal Funds Rate most recently determined by the Bank plus 1/2 of 1%.

         The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by the Bank in connection with extensions of credit. Changes in the rate of interest on amounts payable under the Agreement will take effect simultaneously with each change in the Alternate Base Rate. The Bank will give notice promptly to Midwest of changes in the Alternate Base Rate.

         "APA" means the Asset Purchase Agreement dated as of December 15, 1999 (as the same may be amended, supplemented or otherwise modified from time to time) among Funding LLC, the Securitization Company, Citibank, N.A., as agent, each of the financial institutions party thereto as "Purchasers" and Citicorp North America, Inc., as operating agent for the Securitization Company and as agent for the Purchasers and the Securitization Company with respect to the residual credit enhancement.

         "APPLICABLE MARGIN" means, for any day, the rate per annum in effect for such day based on the Debt Rating which applies for such day determined as provided in the Pricing Grid.

         "BANK" has the meaning set forth in the Recitals.

         "BUSINESS DAY" means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York or Luxembourg.

         "CLOSING DATE" means the Closing Date, as defined in the Participation Agreement.

         "COLLINS HOLDINGS" has the meaning set forth in the Recitals.

         "DEBT RATING" means a rating by each of Moody's and S&P of each of (a) the Funding LLC Loans, (b) the Holdings Tranche A Loans and (c) the Holdings Tranche B Loans. If Moody's or S&P shall have changed its system of classifications after the date hereof, a Debt Rating shall be considered to be at or above a specified level if it is at or above the new rating which most closely corresponds to the specified level under the old rating system.

         "EFFECTIVE DATE" means the date this Agreement becomes effective pursuant to SECTION 10.

         "EME" means Edison Mission Energy, a California corporation.

         "FACILITY LEASE " has the meaning set forth in the Recitals.

         "FACILITY SUBLEASE " has the meaning set forth in the Recitals.

         "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to:

                  (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

                  (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Bank from up to three federal funds brokers of recognized standing selected by the Bank.

         "FUNDING LLC" means Midwest Funding LLC.

         "FUNDING LLC LOANS" means the Advances under and as defined in Asset Purchase Agreement dated as of December 15, 1999 among Funding LLC, the Securitization Company, Citibank, N.A., as agent, each of the financial institutions party thereto as "Purchasers" and Citicorp North America, Inc., as operating agent for the Securitization Company and as agent for the Purchasers and the Securitization Company.

         "HEREIN", "HEREOF", "HERETO", "HEREUNDER" and similar terms contained in this Agreement, any Annex, any Appendix, any Schedule or any Exhibit refer to this Agreement as a whole and not to any particular Section, paragraph or provision of this Agreement.

         "HOLDINGS" means Edison Mission Midwest Holdings Co., a subsidiary of EME and a corporation organized under the laws of the State of Delaware.

         "HOLDINGS CREDIT AGREEMENT" means the Credit Agreement dated as of December 15, 1999 among Holdings, The Chase Manhattan Bank, as administrative agent thereunder and the financial institutions who are or may become parties thereto as "Lenders", as from time to time amended, supplemented, amended and restated or otherwise, modified and in effect from time to time.

         "HOLDINGS TRANCHE A LOANS" has the meaning assigned to the term "Tranche A Loans" in the Holdings Credit Agreement.

         "HOLDINGS TRANCHE B LOANS" has the meaning assigned to the term "Tranche B Loans" in the Holdings Credit Agreement.

         "INCLUDING" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement, the parties hereto agree that the rule of EJUSDEM GENERIS shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

         "MATURITY EVENT" means, at any time, the amounts of drawings under the Letter of Credit shall not have been repaid or refinanced in full on or before the date five years after the Effective Date.

         "MIDWEST" has the meaning set forth in the Recitals.

         "MOODY'S" means Moody's Investors Service, a division of Dun & Bradstreet Corporation, and its successors and assigns.

         "OWNER LESSOR" has the meaning set forth in the Recitals.

         "PARTICIPATION AGREEMENT" means the Participation Agreement [(T1)] dated as of December 15, 1999 among Collins Holdings EME, LLC, Wilmington Trust Company, as Owner Trustee of the Owner Lessor, the Owner Lessor, the Owner Participant named therein, Edison Mission Midwest Holdings Co., Midwest, the Bank, Bayerische Landesbank Girozentrale, Funding LLC and Citibank, N.A., as Holder Representative, as the same may be amended, supplemented or otherwise modified from time to time.

         "PERSON" means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

         "PRICING GRID" means the pricing grid attached as ANNEX B.

         "REIMBURSEMENT OBLIGATIONS" has the meaning set forth in Section 2 of the Agreement.

         "SECURITIZATION COMPANY" means CXC Incorporated.

         "S&P" means Standard & Poor's Ratings Services and its successors and assigns.

         "UNITED STATES" or "U.S." means the United States of America.

         Section 1.2 USE OF DEFINED TERMS. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Annex A shall have such meanings when used in each other Annex, the Agreement and any other notice and other communication delivered from time to time in connection with this Agreement.

                                                                         ANNEX B
                                                      TO REIMBURSEMENT AGREEMENT


                                  PRICING GRID

-----------------------------------------------------------------------------------------------------------------------------------
BASIS FOR PRICING(1)           LEVEL 1           LEVEL 2           LEVEL 3            LEVEL 4         LEVEL 5           LEVEL 6

                             DEBT RATING       DEBT RATING       DEBT RATING        DEBT RATING     DEBT RATING       DEBT RATING
                              AT LEAST:         LESS THAN         LESS THAN          LESS THAN       LESS THAN        LOWER THAN
                           BBB+ BY S&P AND       LEVEL 1            LEVEL 2           LEVEL 3         LEVEL 4           LEVEL 5
                           Baa1 BY MOODY'S    BUT AT LEAST:      BUT AT LEAST:     BUT AT LEAST:   BUT AT LEAST:
                                              BBB BY S&P AND    BBB- BY S&P AND    BB+ BY S&P AND  BB BY S&P AND
                                             Baa2 BY MOODY'S    Baa3 BY MOODY'S    Ba1 BY MOODY'S  Ba2 BY MOODY'S
-----------------------------------------------------------------------------------------------------------------------------------
BASE RATE APPLICABLE            0 bps             0 bps             15 bps            62.5 bps        87.5 bps          100 bps
MARGIN
-----------------------------------------------------------------------------------------------------------------------------------
LIBOR APPLICABLE MARGIN        100 bps           125 bps            150 bps           225 bps         275 bps           325 bps
-----------------------------------------------------------------------------------------------------------------------------------

         bps = basis points per annum
(1) At any time the Debt Ratings are split between S&P and Moody's, the Pricing Level in which the lower rating falls should govern.

                                                                       EXHIBIT A
                                                      TO REIMBURSEMENT AGREEMENT



                                     FORM OF
                          IRREVOCABLE LETTER OF CREDIT

                                  No. [______]

                    BAYERISCHE LANDESBANK INTERNATIONAL S.A.

                                December 15, 1999




Collins Trust I
  as Owner Lessor
c/o Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware  19890-0001

         Attn:  Corporate Trust Administration

Ladies and Gentlemen:

         1. The Bank hereby establishes, at the request and for the account of the Account Party, in favor of the Beneficiary to support the certain obligations of the Account Party to Collins Holdings under the Facility Sublease and the correlative obligations of Collins Holdings to Owner Lessor under the Facility Lease, this Irrevocable Letter of Credit in the maximum amount of three million eight hundred seventy thousand U.S. Dollars and zero Cents (U.S.$3,870,000.00), effective immediately and expiring on the Expiration Date.

         2. As used herein, the following terms have the following meanings:

         A. "ACCOUNT PARTY" means Midwest Generation, LLC.

                  B. "APA" means the Asset Purchase Agreement dated as of December 15, 1999 (as the same may be amended, supplemented or otherwise modified from time to time) among Midwest Funding LLC, CXC Incorporated (the "SECURITIZATION COMPANY"), Citibank, N.A., as agent, each of the financial institutions party thereto as "Purchasers" (the "PURCHASERS") and Citicorp North America, Inc., as operating agent for the Securitization Company and as RCE Agent.

                  C. "BANK" means Bayerische Landesbank International S.A.

                  D. "BENEFICIARY" means (i) initially, the Owner Lessor and
         (ii) after giving effect to the transfer and assignment by the Owner Lessor of all of its right, title and interest in, to and under this Letter of Credit as collateral security for the obligations of the Owner Lessor under, and as provided in, the RCE Reimbursement Agreement on the date hereof to Bayerische Landesbank Girozentrale, Bayerische Landesbank Girozentrale.

                  E. "BUSINESS DAY" means any day except a Saturday, Sunday or legal holiday in New York City, New York or a day on which banks in New York City, New York, Wilmington, Delaware or Luxembourg are authorized or required by law or executive order to close.

                  F. "COLLINS HOLDINGS" means Collins Holdings EME, LLC.

                  G. "EXPIRATION DATE" means December 15, 2004.

                  H. "FACILITY LEASE" means the Facility Lease Agreement (TI), dated as of December 15, 1999, between the Owner Lessor and Collins Holdings, as the same may be from time to time amended, supplemented, amended and restated, or otherwise modified and in effect from time to time.

                  I. "FACILITY SUBLEASE" means, the Facility Sublease Agreement
         (TI), dated as of December 15, 1999 between Collins Holdings and the Account Party, as the same may be from time to time amended, supplemented, amended and restated, or otherwise modified and in effect from time to time.

                  J. "LEASE DEFAULT" means, with respect to the Facility Lease, any event which with the passage of time or the giving of notice would become a Lease Event of Default thereunder.

                  K. "LEASE EVENT OF DEFAULT" means, with respect to the Facility Lease, a Lease Event of Default as such term is defined thereunder.

                  L. "LETTER OF CREDIT" means this Irrevocable Letter of Credit No. [_________] issued by the Bank.

                  M. "MAXIMUM AMOUNT" means three million eight hundred seventy thousand U.S. Dollars and zero Cents (U.S.$3,870,000.00).

                  N. "OWNER LESSOR" means Collins Trust (I), a Delaware business trust, together with its successor and assigns.

                  O. "RATING AGENCY" means each of Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

                  P. "RCE AGENT" means Citicorp North America, Inc., a Delaware corporation, in its capacity as agent for the Purchasers and the Securitization Company.

                  Q. "RCE REIMBURSEMENT AGREEMENT" means the Reimbursement Agreement dated as of December 15, 1999 between the Owner Lessor and Bayerische Landesbank Girozentrale.

                  R. "RCE LETTER OF CREDIT" shall mean that certain Irrevocable Letter of Credit issued by Bayerische Landesbank Girozentrale in favor of the RCE Agent for the account of the Owner Lessor.

         3. Partial drawings are permitted hereunder. The Bank hereby irrevocably authorizes the Beneficiary to draw on the Bank, from time to time, in accordance with the terms and conditions hereinafter set forth, in amounts not exceeding, in the aggregate, the Maximum Amount. The Bank shall pay such drawings with its own funds. Except as expressly stated herein, this undertaking is not subject to any agreement, condition or qualification.

         4. Only the Beneficiary may make drawings under this Letter of Credit. Upon payment by the Bank of one or more drawings that, in the aggregate, are equal to the Maximum Amount, the Bank shall be fully discharged from its obligations under this Letter of Credit, and the Bank shall not thereafter be obligated to make any further payment under this Letter of Credit to the Beneficiary or to any other person.

         5. Funds under this Letter of Credit will be made available to the Beneficiary against the Beneficiary's certificate or certificates signed by the Owner Lessor in the form of Annex 1 hereto, appropriately completed, and may be delivered by telecopy transmission to telecopy number (00352) 42434-3399, or delivered in person or by mail or courier to the Bank's offices located at 3, Rue Jean Monnet, L-2180 Luxembourg or at any other office in New York City that may be designated by the Bank in a written notice delivered to the Beneficiary.

         6. Each such certificate referred to in paragraph 5 above shall be dated on or within three Business Days prior to the date of presentation. Upon receipt by the Bank of an appropriately completed certificate in conformity with the terms and conditions of this Letter of Credit, at or before 5:00 p.m., New York City time, on or before the Expiration Date, the Bank will honor the same (to the extent required by this Letter of Credit) in accordance with the payment instructions of the Beneficiary to the Bank by 4:00 p.m., New York City time, on the Business Day following receipt of such certificate by the Bank; PROVIDED that if such certificate is received prior to 11:00 a.m., New York City time, on a Business Day, the Bank shall make its payment in immediately available funds by 4:00 p.m., New York City time, on such Business Day.

         7. This Letter of Credit shall automatically terminate on the Expiration Date; PROVIDED, HOWEVER, that if the Bank's business is interrupted or suspended on the Expiration Date for any reason, this Letter of Credit shall automatically terminate on the date 21 days immediately after the Bank's resumption of business.

         8. THIS LETTER OF CREDIT SHALL BE SUBJECT TO AND GOVERNED BY THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), (INTERNATIONAL CHAMBER OF COMMERCE, PARIS, FRANCE PUBLICATION NO. 500) (AND ANY SUCCESSOR PUBLICATIONS).

         9. The right, title and interest of the Beneficiary in, to and under this Letter of Credit are transferable and assignable in their entirety (but not in part) to any transferee or assignee designated by the Beneficiary. The Owner Lessor as original beneficiary has transferred and assigned all of its right, title and interest in, to and under this Letter of Credit to Bayerische Landesbank Girozentrale having an address at 560 Lexington Avenue, New York, NY 10022 as collateral security for the Owner Lessor's obligations under the RCE Reimbursement Agreement.

         10. Communications with respect to this Letter of Credit shall be in writing and shall be addressed to the Bank at 3, Rue Jean Monnet, L-2180 Luxembourg (or any other office in New York City which may be designated by the Bank in a written notice delivered to the Beneficiary, and the Account Party), specifically referring to the number of this Letter of Credit.

         11. This Letter of Credit sets forth in full the Bank's undertakings, and the Bank's undertakings hereunder shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein except for the certificates referred to herein, and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such certificates.

                                          Very truly yours,

                                          BAYERISCHE LANDESBANK
                                          INTERNATIONAL S.A.


                                          By:
                                              ----------------------------------
                                                 Name:
                                                 Title:


                                          By:
                                              ----------------------------------
                                                 Name:
                                                 Title:

                                                                      ANNEX 1 TO
                                                                LETTER OF CREDIT



                            BENEFICIARY'S CERTIFICATE


Re: Irrevocable Letter of Credit No. [_______________] (the "Letter of Credit") dated December 15, 1999, issued by Bayerische Landesbank International S.A. at the request and for the account of the Account Party identified therein.

         Reference is made to the Letter of Credit. Any capitalized term used herein and not defined herein has its respective meaning as set forth in the Letter of Credit.

         The Beneficiary hereby demands payment in the amount of U.S.$____________ ([insert amount in words)] U.S. Dollars. This is a drawing under the Letter of Credit. The Beneficiary hereby certifies to the Bank:

         (1) The Beneficiary is entitled to draw under this Letter of Credit the amount specified in this Certificate because [both
                  (i) a drawing against the RCE Letter of Credit has been made in an amount at least equal to the amount of the drawing requested hereby and (ii) a Lease Default that is a payment or bankruptcy default has occurred and is continuing.] [or] [(A)(i) the rating of the unsecured debt securities of Bayerische Landesbank Girozentrale shall be downgraded below [P-1 by Moody's or the higher of A-1] or the then current rating of the Securitization Company's commercial paper by S&P, or (ii) Bayerische Landesbank Girozentrale has been mentioned with negative implications in "CreditWatch" by S&P or a similar publication list by S&P or Moody's and the Account Party has failed to arrange for the issuance of a substitute irrevocable letter of credit in the then available amount under this Letter of Credit by a bank whose unsecured debt securities are rated by the Rating Agencies as high as the ratings stated in clause (i) above and which is not a bank with respect to which clause (ii) above would be applicable and (B) a drawing against the RCE Letter of Credit has been made.] *Delete as applicable.

         (2) The amount of the drawing made by this Certificate, together with all other amounts previously drawn by the Beneficiary under the Letter of Credit, does not exceed the Maximum Amount.

         The Beneficiary hereby requests that payment under the Letter of Credit by the Bank be made by wire transfer of federal funds to the Beneficiary's Account No. ______ at [Name of Bank] in [Name of City and State in the United States].

         IN WITNESS WHEREOF, the Beneficiary has executed and delivered this Certificate as of the ____ day of ___________, _____

                                         [BENEFICIARY]


                                          By:
                                              ----------------------------------
                                                Name:
                                                Title: